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This preliminary prospectus supplement relates to an effective registration statement under the Securities Act of 1933, as amended, but is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-156112

SUBJECT TO COMPLETION, DATED APRIL 11, 2011

PROSPECTUS SUPPLEMENT
(to Prospectus dated February 17, 2009)

$

         % Notes due 2041

Golden State Water Company is offering $             aggregate principal amount of         % notes due 2041 (the "Notes"). The Notes will mature on                           , 2041.

Interest on the Notes will accrue from April     , 2011 and will be payable semi-annually on             and             of each year, beginning on                           , 2011.

We may redeem the Notes, in whole or in part, at any time, at the redemption price described in this prospectus supplement. The notes will be issued only in registered form in denominations of $1,000 and integral multiples of $1,000 in excess thereof.

The Notes will be unsecured and will rank equally with all of our existing and future unsecured and unsubordinated indebtedness.

The Notes are a new issue of securities with no established trading market. The Notes will not be listed on any securities exchange or on any automated dealer quotation system.

Investing in the Notes involves risk. See "Risk Factors" beginning on page S-4 of this prospectus supplement, page 2 of the accompanying prospectus and page 6 of our Annual Report on Form 10-K for the year ended December 31, 2010 before making an investment decision.

	Per Note	Total
Public Offering Price(1)	$	$
Underwriting discount	$	$
Proceeds, before expenses, to Golden State Water Company	$	$

(1)
Plus accrued interest from April     , 2011, if settlement occurs after that date.

None of the Securities and Exchange Commission, any state securities commission, or any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We expect delivery of the Notes will be made to investors in book-entry form through The Depository Trust Company on or about April     , 2011.

Sole Book-Running Manager

Wells Fargo Securities

Co-manager

SL Hare Capital

The date of this prospectus supplement is April      , 2011.

Prospectus Supplement

Prospectus

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized anyone to provide you with information different than that contained or incorporated by reference in this prospectus supplement, in the accompanying prospectus and in any free writing prospectus that we may provide you in connection with the sale of Notes offered hereby. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer of our Notes in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein are accurate as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS SUPPLEMENT

          For purposes of this prospectus supplement and the accompanying prospectus, unless the context otherwise indicates, when we refer to "us," "we," or "ours," we are describing ourselves, Golden State Water Company.

          This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering and also adds to and updates information contained in the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, including information about other types of securities we may offer under the accompanying prospectus.

          In this prospectus supplement, we provide you with specific information about the terms of this offering. This prospectus supplement also adds to, updates and changes information in the accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, you should rely on the information in this prospectus supplement.

          It is also important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents we incorporate by reference in the section entitled "Where You Can Find More Information." The information incorporated by reference is considered part of this prospectus supplement, and information we file later with the Securities and Exchange Commission, or the SEC, may automatically update and supersede this information.

          To avoid repeating information in this prospectus supplement that we have already filed with the SEC, we have incorporated by reference our Annual Report on Form 10-K for the year ended December 31, 2010 and our Current Report on Form 8-K filed February 4, 2011.

          In addition, all documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus supplement and prior to the termination of this offering of our securities shall be deemed incorporated by reference into this prospectus supplement and to be a part of this prospectus supplement from the respective dates of filing such documents. Unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus supplement.

S-ii

 FORWARD-LOOKING STATEMENTS

          This prospectus supplement, the accompanying prospectus, and the documents incorporated herein and therein are forward-looking statements intended to qualify for the "safe harbor" from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding our goals, beliefs, plans or current expectations, taking into account the information currently available to management. Forward-looking statements are not statements of historical facts. For example, when we use words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "may" and other words that convey uncertainty of future events or outcome, we are making forward-looking statements. Such statements address future events and conditions concerning such matters as our ability to raise capital, capital expenditures, earnings, litigation, rates, water sales and conservation efforts, water quality and other regulatory matters, adequacy of water supplies, our ability to recover electric, natural gas and water supply costs from ratepayers, liquidity and capital resources and accounting matters. We caution you that any forward-looking statements made by us are not guarantees of future performance and that actual results may differ materially from those in our forward-looking statements as a result of factors such as changes in utility regulation; recovery of regulatory assets not yet included in rates; future economic conditions which affect changes in customer demand and changes in water and energy supply costs and changes in pension and post-retirement benefit plan costs; future climatic conditions; delays in customer payments; potential assessments for failure to meet interim targets for the purchase of renewable energy; and legislative, regulatory and legal proceedings and other circumstances affecting anticipated revenues and costs. Please consider our forward-looking statements in light of those risks as you read this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein or therein.

          Additional risks relating to our business, the industries in which we operate or any securities we may offer and sell under this prospectus supplement may be described from time to time in our filings with the SEC.

          Except as required by the federal securities laws, we do not intend, and undertake no obligation, to update our forward-looking statements to reflect new information, future events or circumstances.

S-iii

SUMMARY

          This summary highlights information contained or incorporated by reference in other parts of this prospectus supplement and the accompanying prospectus. Because it is a summary, it does not contain all of the information that you should consider before investing in our Notes. You should carefully read this entire prospectus supplement and the accompanying prospectus and the information incorporated by reference, including the "Risk Factors" section in our Annual Report on Form 10-K for the year ended December 31, 2010, before making an investment decision.

 The Company

          Golden State Water Company is a wholly owned subsidiary of American States Water Company, or AWR. None of our securities are listed on any national securities exchange. However the common shares of AWR are traded on the New York Stock Exchange under the symbol "AWR."

          Our company was founded in 1929 and operates 38 water systems serving approximately 255,500 customers located in 75 communities in 10 counties in the state of California. We also sell electricity to approximately 23,257 customers in the Big Bear area of California. We are regulated by the California Public Utilities Commission.

          Although our water utility operations have a diversified customer base, residential and commercial customers account for the majority of our water sales and revenues. Revenues derived from commercial and residential water customers accounted for approximately 90% of total water revenues for the years ended December 31, 2010, 2009 and 2008. Approximately 89.0%, 90.2% and 89.4% of our total revenues were derived from the sale of water in 2010, 2009 and 2008.

          Our principal executive office is located at 630 East Foothill Blvd., San Dimas, California 91773, and our telephone number is 909-394-3600. Our Internet home page is located at www.aswater.com. However, the information in, or that can be accessed through, our home page is not part of, or incorporated into, this prospectus supplement or the accompanying prospectus and should not be relied upon in making a decision on whether or not to invest in our Notes.

The Offering

          The following is a brief summary of the terms of this offering. For a more complete description of the terms of the Notes, see "Description of the Notes" beginning on page S-7 of this prospectus supplement and "Description of Debt Securities" beginning on page 8 of the accompanying prospectus.

Issuer	Golden State Water Company
Notes Offered	$ million aggregate principal amount of Notes
Interest Rate	The interest rate on the Notes will be % per annum.
Interest Payment Dates	Interest on the Notes will be payable semi-annually on and of each year, beginning on , 2011.
Maturity Date	The Notes will mature on , 2041.
Optional Redemption	We may redeem the Notes, in whole or in part, at any time, at the redemption price described in this prospectus supplement, plus accrued and unpaid interest to the date of redemption.
Ranking	The Notes will be unsecured and will rank equally with all of our existing and future unsecured and unsubordinated indebtedness.
Use of Proceeds

We intend to use the net proceeds to redeem $22,000,000 principal amount of our 7.65% Medium-Term Notes, series B, due in 2025, to reduce outstanding loans from our parent and to fund capital expenditures.

Conflict of Interest

An affiliate of Wells Fargo Securities, LLC, an underwriter of this offering, is expected to receive 5% or more of the net proceeds from this offering. Consequently, Wells Fargo Securities, LLC is deemed to have a "conflict of interest" within the meaning of Financial Industry Regulatory Authority, Inc. Rule 5121 and this offering is being conducted in compliance with the provisions of Rule 5121. See "Conflict of Interest" at page S-18 of this prospectus supplement.

Trustee	The Bank of New York Mellon Trust Company, N.A.
Risk Factors

You should refer to "Risk Factors" beginning on page S-4 of this prospectus supplement, page 2 of the accompanying prospectus and page 6 of our Annual Report on Form 10-K for the year ended December 31, 2010 to understand the risks associated with an investment in the Notes.

Governing Law	The Notes will be governed by California law.

Summary Financial Data

          The following tables summarize certain of our financial information. This information is taken from our audited financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2010 (the "Annual Report"). See "About This Prospectus Supplement." We urge you to read the information below together with the financial statements, the related Notes, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and other information included in the Annual Report.

	Year ended December 31,
(in thousands)	2010	2009	2008
Income Statement Information
Total operating revenues	$326,582	$294,119	268,888
Total operating expenses	262,781	230,633	205,970
Operating income	63,801	63,486	62,918
Net income	25,110	25,373	27,819
Balance Sheet Information
Net Utility Plant	$851,367	$819,044	777,843
Total Assets	1,078,478	1,021,845	970,150
Long-Term Debt, including current portion	300,215	300,586	260,887

          The following table sets forth the ratio of our earnings to fixed charges for the five years ended December 31, 2010.

	Year Ended December 31,
	2010	2009	2008	2007	2006
Ratio of Earnings to Fixed Charges(1)	3.00	2.93	3.19	3.24	2.97

(1)
Fixed charges consist of interest expense, including amortization of debt issuance costs and one-third of rental expense under operating leases representing an appropriate interest factor.

RISK FACTORS

          Investing in the Notes involves risks. Before making an investment decision, you should carefully review the information contained in the other sections of this prospectus supplement and the accompanying prospectus and should particularly consider the following risk factors. Furthermore, you should carefully consider the risk factors and other information set forth or incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2010 as well as other information incorporated by reference in this prospectus supplement and the accompanying prospectus, as such risk factors and other information may be updated from time to time by our subsequent reports and other filings under the Securities Exchange Act of 1934, as amended.

Increased leverage may harm our financial condition and results of operations.

          We may incur additional indebtedness in the future and the terms of the Notes do not restrict us from incurring additional debt. Any increase in our level of indebtedness will have several important effects on our future operations, including, without limitation:

  •
  we will have additional cash requirements in order to support the payment of interest on our outstanding indebtedness;

  •
  increases in our outstanding indebtedness and leverage will increase our vulnerability to adverse changes in general economic and industry conditions, as well as to competitive pressure; and

  •
  our ability to obtain additional financing for working capital, capital expenditures and other purposes may be reduced.

          Our ability to make payments of principal and interest on our indebtedness depends upon our future performance, which will be subject to general economic conditions, industry cycles and financial, business, regulatory and other factors affecting our operations, many of which are beyond our control. If we are unable to generate sufficient cash flow from operations in the future to service our debt, we may be required, among other things, to:

  •
  seek additional financing in the debt or equity markets;

  •
  refinance or restructure all or a portion of our indebtedness, including the Notes;

  •
  sell selected assets; or

  •
  reduce or delay planned capital expenditures.

          These measures may not be sufficient to enable us to service our debt. In addition, we may not be able to finance, refinance or sell assets on commercially favorable terms.

The Indenture contains limited covenants and other protections.

          The Indenture under which the Notes will be issued does not contain restrictive covenants that would protect you from several kinds of transactions that may adversely affect you. In particular, the Indenture does not contain covenants that limit our ability to pay dividends or make distributions on or redeem our capital stock or limit our ability to incur additional secured or unsecured indebtedness. Therefore, the Indenture may not protect you in the event of a highly leveraged transaction or other similar transaction. In addition, the limited covenants contained in the Indenture do not require us to achieve or maintain any minimum financial ratios relating to our financial position or results of operations. The Indenture also does not contain any prohibitions on a change in control of the company.

The rating of the Notes may affect the market price and marketability of the Notes.

          We currently expect that, upon issuance, the Notes will be rated by two nationally recognized statistical rating organizations. These ratings will be limited in scope and will not address all material risks relating to an investment in the Notes. Instead, they reflect only the views of the rating agency issuing the rating at the time that the rating is issued. You may obtain an explanation of the significance of a rating of the Notes from the applicable rating agency.

          Any decrease, suspension or withdrawal of a rating by a rating agency may have an adverse effect on the market price or marketability of the Notes. Ratings from credit rating agencies are not recommendations to buy, sell or hold the Notes and may be subject to revision or withdrawal at any time.

An absence of a market for the Notes may affect the liquidity of the Notes.

          There is no established trading market for the Notes. The underwriters have advised us that they may make a market in the Notes, but they have no obligation to do so and may discontinue market-making at any time without notice. There can be no assurance that a market for the Notes will develop or, if it does develop, that it will continue. If an active public market for the Notes does not develop, the market price and liquidity of the Notes may be materially and adversely affected. Furthermore, we do not intend to apply for listing of the Notes on any securities exchange or automated quotation system.

USE OF PROCEEDS

          We expect to receive net proceeds from the sale of the Notes of approximately $             , after deducting the underwriting discount and other estimated offering expenses. We intend to use the net proceeds to redeem $22,000,000 principal amount of our 7.65% Medium-Term Notes, series B, due 2025, to reduce our outstanding loans from our parent and to fund capital expenditures. At December 31, 2010, we had outstanding revolving loans from AWR of $33 million, with an average interest rate of 1.37%.

CAPITALIZATION

          The following table sets forth, as of December 31, 2010, our capitalization:

	In thousands	Percentage
Short-term debt:
Notes payable to AWR	$33,000	0.05
Long-term debt, current	376	0.00

	33,376	0.05

Common shareholders' equity:	$358,295	0.54
Long-term debt, excluding current maturities	299,839	0.46

Total capitalization	$658,134	100.00

DESCRIPTION OF THE NOTES

General

          The Notes will be issued as a separate series of debt securities under an indenture, dated as of September 1, 1993 (the "Original Indenture"), between us and the trustee, The Bank of New York Mellon Trust Company, N.A., as successor trustee, as supplemented by the First Supplemental Indenture dated as of December 12, 2008 (the "First Supplemental Indenture," together with the Original Indenture, the "Indenture"). The Notes will be offered in the aggregate principal amount of $             , and will mature on             , 2041. The Notes will be issued in denominations of $1,000 and integral multiples of $1,000 in excess thereof.

          The following summary of certain provisions of the Notes and the Indenture, together with the summary contained in the accompanying prospectus, does not contain all of the information that may be important to you. You should carefully read all of the provisions of the Indenture, including the definition of certain terms, before you decide to invest in the Notes.

          We have filed a copy of the Indenture as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus are a part. Noteholders are bound by, and are deemed to have notice of, the provisions of the Indenture. We will make copies of the Indenture available to Noteholders for inspection during usual business hours at the principal office of the Trustee.

Payment of Principal and Interest

          The Notes will bear interest from April     , 2011 at the rate shown on the front cover of this prospectus supplement, payable semi-annually on             and             of each year, beginning on             , 2011 to holders of record on the preceding             and              , respectively. We will compute interest on the Notes on the basis of a 360-day year of twelve 30-day months.

          We will pay interest to the registered holder of the Notes on the record date. If a payment is due on a legal holiday, we will make the payment on the next succeeding day that is not a legal holiday. No interest will accrue on the payment amount for the intervening period. The term "legal holiday" means a Saturday or Sunday or a day on which banking institutions in California or New York are not required to be open.

          We will maintain a paying agent in Los Angeles or San Francisco, California until the Notes are paid or we have provided for their payment. We have initially appointed The Bank of New York Mellon Trust Company, N.A., as paying agent. We will notify you in accordance with the Indenture of any change in the paying agent.

Ranking

          The Notes will be unsecured and unsubordinated obligations of the Company and will rank equally with all of the Company's existing and future unsecured and unsubordinated indebtedness.

Optional Redemption

          We may redeem all or a portion of the Notes at our option at any time or from time to time. The redemption price for the Notes to be redeemed on any redemption date will be equal to the greater of the following amounts:

  •
  100% of the principal amount of the Notes being redeemed; or

  •
  the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed (not including any portion of any payments of interest accrued to the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day

    year consisting of twelve 30-day months) at a discount rate equal to the Treasury Yield (as defined below) plus             basis points;

plus, in each case, accrued and unpaid interest thereon to the redemption date.

  •
  "Comparable Treasury Issue" means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

  •
  "Comparable Treasury Price" means, with respect to any redemption date, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (B) if the Company obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such quotations.

  •
  "Independent Investment Banker" means an independent investment banking institution of national standing appointed by us.

  •
  "Reference Treasury Dealer" means (A) a Primary Treasury Dealer (as defined herein) selected by Wells Fargo Securities, LLC and its successors; provided, however, that if the foregoing shall cease to be a primary United States government securities dealer in New York City (a "Primary Treasurer Dealer"), we will substitute therefor another Primary Treasury Dealer; and (B) any two Primary Treasury Dealers selected by us.

  •
  "Reference Treasury Dealer Quotation" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m. (New York City time) on the third business day preceding such redemption date.

  •
  "Treasury Yield" means, with respect to any redemption date, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

          We will mail notice of any redemption at least 20 days but not more than 60 days before the redemption date to each registered holder of the Notes to be redeemed. Once notice of redemption is mailed, the Notes called for redemption will become due and payable on the redemption date and at the applicable redemption price, plus accrued and unpaid interest to the redemption date.

          Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption.

          If less than all of the Notes are to be redeemed in connection with any redemption, the trustee will select Notes (or portions of Notes) for redemption on a pro rata basis, by lot or by such other method as the trustee deems fair and appropriate and, so long as the Notes are registered in the name of The Depositary Trust Company, or DTC, or its nominee, in accordance with applicable DTC procedures.

Global Notes

          We will issue the Notes initially in book-entry form and they will be represented by one or more global notes or global securities, or collectively, the global securities. We will deposit the global securities with, or on behalf of, DTC, New York, New York, as depositary. The global securities will be issued as fully-registered securities registered in the name of Cede & Co., DTC's partnership nominee, or such other name as may be requested by an authorized representative of DTC. One fully-registered global security certificate will be issued for the Notes in the aggregate principal of the Notes, and will be deposited with DTC. Unless and until it is exchanged for individual certificates evidencing the Notes under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

          DTC has advised us that it is:

  •
  the world's largest securities depository;
  •
  a limited-purpose trust company organized under the New York Banking Law;
  •
  a "banking organization" within the meaning of the New York Banking Law;
  •
  a member of the Federal Reserve System;
  •
  a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and
  •
  a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

          DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues and money market instruments from over 100 countries that DTC's participants, or direct participants, deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between direct participants' accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly, or indirect participants. The DTC Rules applicable to its participants are on file with the SEC.

          Purchases of the Notes under the DTC system must be made by or through direct participants, which will receive a credit for such interests on DTC's records. The ownership interest of each actual purchaser of interest in the Notes, or beneficial owner, is in turn to be recorded on the direct and indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the Notes are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the Notes, except in the event that use of the book-entry system for the Notes is discontinued.

          To facilitate subsequent transfers, all debt securities deposited by direct participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC will have no knowledge of the actual beneficial owners of the Notes; DTC's records reflect only the identity of the direct participants to whose accounts the Notes are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

          Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

          Redemption notices will be sent to DTC. If less than all of the Notes are being redeemed, DTC's practice is to determine by lot the amount of the interest of each direct participant in the Notes to be redeemed.

          Neither DTC nor Cede & Co., nor any other DTC nominee, will consent or vote with respect to the Notes unless authorized by a direct participant in accordance with DTC's procedures. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the interests in the Notes are credited on the record date (identified in a listing attached to the omnibus proxy).

          So long as the Notes are in book-entry form, redemption proceeds and distributions on the Notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit direct participants' accounts upon DTC's receipt of funds and corresponding detail information from us or the trustee on the payable date in accordance with their respective holdings shown on DTC's records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with notes held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participant and not of DTC, the trustee, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds and distributions to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is our responsibility or the trustee's, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

          We will maintain an office or agency in the Borough of Manhattan, the City of New York, New York, where notices and demands in respect of the Notes and the Indenture may be delivered to us and where certificated debt securities may be surrendered for payment, registration of transfer or exchange. That office or agency will initially be the office of an affiliate of the trustee, which is currently located at The Bank of New York Mellon, 101 Barclay Street, New York, New York 10286, Attention: Corporate Trust Administration.

          Except under the limited circumstances described below, purchasers of Notes will not be entitled to have Notes registered in their names and will not receive physical delivery of the Notes. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the Notes and the Indenture.

          The laws of certain jurisdictions may require that some purchasers of the Notes take physical delivery of the Notes in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in the Notes.

          DTC may discontinue providing its services as depository with respect to the Notes at any time by giving reasonable notice to us or the trustee. Under such circumstances, in the event that a successor securities depository is not obtained, securities certificates are required to be printed and delivered. We may also decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, securities certificates will be printed and delivered to DTC in the name or names that the depositary directs.

          The information in this section and elsewhere in this prospectus supplement concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable, but neither we nor the Underwriters take responsibility for the accuracy of this information.

 MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

          The following discussion summarizes certain U.S. federal income tax consequences and, with respect to certain Non-U.S. Holders (as defined below), certain U.S. federal estate tax consequences of the purchase, ownership and disposition of the Notes that may be relevant to holders of the Notes that acquire their Notes from us as part of the original issuance of the Notes. This summary:

  •
  is based on the Internal Revenue Code of 1986, as amended (the "Code"), U.S. Treasury regulations issued under the Code, law, judicial decisions, and administrative pronouncements, all of which are subject to different interpretation or change. Any change may be applied retroactively and may adversely affect the federal income tax consequences described herein;

  •
  addresses only tax consequences to investors that purchase the Notes at the original issuance at their "issue price" within the meaning of Section 1273 of the Code, which will equal the first price to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) at which a substantial amount of the Notes are sold for money at their initial offering price, and hold the Notes as capital assets within the meaning of Section 1221 of the Code (that is, for investment purposes);

  •
  does not address all of the tax consequences that may be relevant to particular investors in light of their particular circumstances;

  •
  does not discuss all of the tax consequences that may be relevant to investors that are subject to special treatment under the U.S. federal income tax laws (including, without limitation, financial institutions, mutual funds, tax-exempt organizations, retirement plans, regulated investment companies, holders whose functional currency for U.S. federal income tax purposes is not the U.S. dollar, grantor trusts, insurance companies, traders, dealers in securities or foreign currencies, persons (including traders in securities) using a mark-to-market method of accounting, persons holding the Notes as part of a hedge, straddle, constructive sale, conversion or other integrated transaction, former U.S. citizens or long-term residents subject to taxation as expatriates under Section 877 of the Code, or persons who acquire the Notes in connection with employment or other performance of services);

  •
  does not discuss the effect of other U.S. federal tax laws (such as estate and gift tax laws) except to the limited extent specifically indicated below, and does not discuss any state, local, or foreign tax laws or tax treaties; and

  •
  does not discuss the tax consequences to a person holding Notes through an entity classified as a partnership for U.S. federal income tax purposes or other "flow through" entity, except to the limited extent specifically indicated below.

          We have not sought and will not seek a ruling from the U.S. Internal Revenue Service (the "IRS") with respect to any matters discussed in this section, and we cannot assure you that the IRS will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the Notes, or that any such position would not be sustained.

          If a partnership or other entity or arrangement classified as a partnership for U.S. federal income tax purposes holds the Notes, the tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. If you are a partnership or a partner in a partnership holding Notes, you should consult your own tax advisor regarding the tax consequences of the purchase, ownership or disposition of the Notes.

          Prospective investors should consult their own tax advisor with regard to the application of the tax consequences discussed below to their particular situation and the application of any other U.S. federal, state, local and foreign tax laws and tax treaties including gift and estate tax laws.

          We will treat the Notes as indebtedness for U.S. federal income tax purposes. The following summary assumes that the IRS will respect this classification.

Certain U.S. Federal Income Tax Consequences to U.S. Holders

          The following is a summary of certain U.S. federal income tax consequences of the purchase, ownership, and disposition of the Notes by a beneficial owner of the Notes that is a "U.S. Holder." For purposes of this discussion, the term "U.S. Holder" means a beneficial owner of a Note or Notes that is:

  •
  an individual citizen or resident of the U.S. including an alien individual who is a lawful, permanent resident of the United States or who meets the "substantial presence" test under Section 7701(b) of the Code;

  •
  a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S. or any state thereof or the District of Columbia;

  •
  an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust, if (a) a court within the U.S. is able to exercise primary supervision over the administration of such trust and one or more U.S. persons within the meaning of the Code have the authority to control all substantial decisions of the trust or (b) such trust has in effect a valid election to be treated as a domestic trust for U.S. federal income tax purposes.

          Under the "substantial presence" test referred to above, an individual may, subject to certain exceptions, be deemed to be a resident of the U.S. by reason of being present in the U.S. for at least 31 days in the calendar year and for an aggregate of at least 183 days during the three-year period ending on the last day of the current calendar year (counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding year and one-sixth of the days present in the second preceding year).

          Interest Income.    Qualified stated interest on a Note will generally be taxable to a U.S. Holder as ordinary interest income as the interest is paid or accrued in accordance with the U.S. Holder's regular method of accounting. A "qualified stated interest" payment is generally the stated interest that is unconditionally payable at least annually at a single fixed rate (appropriately taking into account the length of interval between payments).

          Original Issue Discount    We anticipate that the Notes will be issued at or near par and will not have original issue discount ("OID") for U.S. federal income tax purposes. If the Notes are issued with OID, special tax accounting rules apply. In general, the Notes will be treated as issued with OID if the "issue price" of the Notes is less than their "stated redemption price at maturity," which is the sum of all payments to be made on the Notes other than "qualified stated interest" payments. The statutory de minimis amount under which OID is disregarded is generally equal to 1/4 of 1 percent of the principal amount of a debt instrument multiplied by the number of complete years to maturity of the debt instrument. If, contrary to current expectations, the Notes are issued with OID equal to or exceeding this de minimis amount, then, in addition to reporting as taxable income stated interest on the Notes, a U.S. Holder generally will be required to include the OID in income as ordinary interest income, on a constant-yield basis over the term of the Notes, in advance of the receipt of the cash attributable to that income, regardless of the regular method of accounting used by a U.S. Holder for U.S. federal income tax purposes. If, as expected, the amount of discount on the Notes is de minimis, rather than being characterized as interest, any payment attributable to such de minimis discount should be characterized as if it were gain from the sale of the Notes. The remainder of this discussion assumes that the Notes will not be issued with OID. The rules regarding OID are complex and U.S. Holders should consult their own tax advisors regarding their application.

          Additional Payments.    In certain circumstances, we may be obligated to pay a U.S. Holder amounts in excess of stated interest or principal on the Notes. For example, we can call the Notes for redemption, at a price that may include an additional amount in excess of the principal amount of the Notes. These potential payments may implicate the provisions of the Treasury Regulations relating to

"contingent payment debt instruments" (the "CPDI Regulations"). One or more contingencies will not cause a debt instrument to be treated as a contingent payment debt instrument if, as of the issue date, each such contingency is considered remote or incidental or, in certain circumstances, it is significantly more likely that none of the contingencies will occur. We intend to take the position that the Notes are not contingent payment debt instruments under the CPDI Regulations. Our determination is binding on a U.S. Holder unless the U.S. Holder discloses a contrary position in the manner required by the applicable Treasury Regulations. Our determination is not, however, binding on the IRS and the IRS may take a different position, which could require a U.S. Holder to accrue income on its Notes in excess of stated interest, and to treat any income realized on the taxable disposition of a Note as ordinary income rather than capital gain. Investors should consult their own tax advisors regarding the possible application of the CPDI Regulations to the Notes. The remainder of this discussion assumes that the Notes are not contingent payment debt instruments under the CPDI Regulations.

          Sale, Exchange, Retirement or Other Disposition of the Notes.    Upon a sale, exchange, retirement or other taxable disposition (collectively, a "disposition") of a Note, a U.S. Holder of a Note generally will recognize gain or loss in an amount equal to the difference between the amount realized on the disposition (other than amounts attributable to accrued but unpaid qualified stated interest, which will be taxable as ordinary income to the extent not previously included in the U.S. Holder's income) and the U.S. Holder's adjusted tax basis in such Notes. A U.S. Holder's tax basis in a Note generally will be equal to the cost of the Note to such U.S. Holder. Any such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder's holding period for the Notes is more than one year at the time of disposition. Otherwise, such gain or loss generally will be short-term capital gain or loss. For non-corporate U.S. Holders, long-term capital gains generally will be subject to reduced rates of U.S. federal income taxation. The deductibility of capital losses is subject to certain limitations.

          If a U.S. Holder disposes of a Note between interest payment dates, a portion of the amount received by the U.S. Holder will reflect interest that has accrued on the Note but has not been paid as of the disposition date. That portion is treated as ordinary interest income and not as sale proceeds.

          Medicare Tax.    For taxable years beginning after December 31, 2012, a U.S. Holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% tax on the lesser of (1) the U.S. Holder's "net investment income" (in the case of individuals) or "undistributed net investment income" (in the case of estates and trusts) for the relevant taxable year and (2) the excess of the U.S. Holder's "modified adjusted gross income" (in the case of individuals) or "adjusted gross income" (in the case of estates and trusts) for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual's circumstances). A U.S. Holder's net investment income generally will include its interest income on the Notes and its net gains from the disposition of the Notes, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. Holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare contribution tax to your income and gains in respect of your investment in the Notes.

          Information Reporting and Backup Withholding.    Payments of interest on, or the proceeds of the sale or other disposition of, a Note are generally subject to information reporting, unless the U.S. Holder is an exempt recipient. Such payments may also be subject to U.S. federal backup withholding tax at the applicable rate if the recipient of such payment fails to supply a taxpayer identification number, certified under penalties of perjury, as well as certain other information or otherwise fails to establish an exemption from backup withholding. Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against that U.S. Holder's U.S. federal income tax liability provided the required information is timely furnished to the IRS. Prospective U.S. Holders should consult their tax advisors concerning the application of information reporting and backup withholding rules.

Certain United States Federal Tax Consequences to Non-U.S. Holders

          The following is a summary of the U.S. federal income and estate tax consequences of the purchase, ownership and disposition of the Notes by a holder that is a "Non-U.S. Holder." For purposes of this summary, "Non-U.S. Holder" means a beneficial owner of a Note or Notes, other than a partnership (or an entity or arrangement classified as a partnership for U.S. federal income tax purposes) or a Non-U.S. simple trust or a grantor trust under subpart E of subchapter J of the Code, who is not a U.S. Holder.

          Special rules may apply to Non-U.S. Holders that are subject to special treatment under the Code, including "controlled foreign corporations" and "passive foreign investment companies." Such Non-U.S. Holders should consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

          Treatment of Interest.    Subject to the discussion below concerning backup withholding, a Non-U.S. Holder will not be subject to U.S. federal income or withholding tax in respect of interest income on the Notes if the interest income qualifies for the "portfolio interest exception." Generally, interest income will qualify for the "portfolio interest exception" if each of the following requirements are satisfied:

  •
  the interest is not effectively connected with the conduct of a trade or business by the Non-U.S. Holder in the U.S.;

  •
  the Non-U.S. Holder appropriately certifies its status as a non-U.S. person (as described below);

  •
  the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of our stock entitled to vote;

  •
  the Non-U.S. Holder is not a "controlled foreign corporation" that is actually or constructively related to us through stock ownership; and

  •
  the Non-U.S. Holder is not a bank which acquired the Notes in consideration for an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business.

          The certification requirement referred to above generally will be satisfied if the Non-U.S. Holder provides us or our paying agent with a statement on an IRS Form W-8BEN (or suitable substitute or successor form), together with all appropriate attachments, signed under penalties of perjury, identifying the Non-U.S. Holder and stating, among other things, that the Non-U.S. Holder is not a U.S. person (within the meaning of the Code). If the Non-U.S.Holder holds its Notes through a financial institution or other agent acting on the holder's behalf, the Non-U.S. Holder will be required to provide appropriate documentation to that agent, and that agent will then be required to provide appropriate documentation to us or our paying agent (either directly or through other intermediaries). For payments made to foreign partnerships and certain other pass-through entities, the certification requirement will generally apply to the partners or other interest holders rather than the partnership or other pass-through entity. Prospective Non-U.S. Holders should consult their tax advisors regarding this certification requirement, and alternative methods for satisfying the certification requirement.

          If the requirements of the "portfolio interest exception" are not satisfied with respect to a Non-U.S. Holder, payments of interest to that Non-U.S. Holder will be subject to a 30% U.S. withholding tax, unless another exemption or a reduced withholding rate applies. For example, an applicable income tax treaty may reduce or eliminate such tax, in which event a Non-U.S Holder claiming the benefit of such treaty must provide the withholding agent with a properly executed IRS Form W-8BEN (or suitable substitute or successor form) claiming the benefit of the applicable tax treaty. Alternatively, an exemption applies to the 30% U.S. withholding tax if the interest is effectively connected with the Non-U.S.

Holder's conduct of a trade or business in the U.S. (or, if provided by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder within the U.S.) and the Non-U.S. Holder provides an appropriate statement to that effect on a properly executed IRS Form W-8ECI (or suitable substitute or successor form). Any applicable IRS Form W-8 provided must be received by the withholding agent before the payment of interest or principal occurs and the beneficial owner must inform the withholding agent of any change in the information as provided on such IRS Form W-8 (or suitable substitute) within 30 days of such change and may be required to provide an updated properly executed IRS Form W-8 upon its expiration. In the latter case, such Non-U.S. Holder generally will be subject to U.S. federal income tax with respect to all income from the Notes in the same manner as U.S. Holders, as described above, unless an applicable income tax treaty provides otherwise. In addition, such a Non-U.S. Holder that is classified as a corporation for U.S. federal income tax purposes may be subject to a branch profits tax with respect to any such U.S. trade or business income at a rate of 30% (or at a reduced rate under an applicable income tax treaty).

          The certification requirements described above may require a Non-U.S. Holder that provides an IRS form, or that claims the benefit of an income tax treaty, to also provide its U.S. taxpayer identification number.

          Treatment of Dispositions of Notes.    Subject to the discussion below concerning backup withholding, a Non-U.S. Holder generally will not be subject to U.S. federal income tax or withholding tax on gain realized upon the disposition of a Note unless:

  •
  the Non-U.S. Holder is an individual present in the U.S. for 183 days or more in the taxable year of the disposition and certain other conditions are met; or

  •
  the gain is effectively connected with the Non-U.S. Holder's conduct of a trade or business in the U.S. (or, if provided by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder within the U.S.).

          If the first exception applies, the Non-U.S. Holder generally will be subject to U.S. federal income tax at a rate of 30% (or at a reduced rate under an applicable income tax treaty) on the amount by which capital gains allocable to U.S. sources (including gains from the sale, exchange, retirement or other disposition of the Notes) during the same taxable year exceed capital losses allocable to U.S. sources during such taxable year. If the second exception applies, the Non-U.S. Holder generally will be subject to U.S. federal income tax with respect to such gain in the same manner as U.S. Holders, as described above, unless an applicable income tax treaty provides otherwise. Additionally, Non-U.S. Holders that are classified as corporations for U.S. federal income tax purposes could be subject to a branch profits tax with respect to such gain at a rate of 30% (or at a reduced rate under an applicable income tax treaty).

          Information Reporting and Backup Withholding.    A Non-U.S. Holder may be subject to annual information reporting and U.S. federal backup withholding on payments of interest and proceeds of a sale or other disposition of the Notes unless such Non-U.S. Holder provides the certification described above under "Certain United States Federal Tax Consequences to Non-U.S. Holders — Treatment of Interest" or otherwise establishes an exemption from U.S. backup withholding. U.S. backup withholding is not an additional tax and may be refunded or allowed as a credit against the Non-U.S. Holder's U.S. federal income tax liability (if any), provided the required information is furnished to the IRS in a timely manner. In any event, we generally will be required to file information returns with the IRS reporting our payments on the Notes. Copies of the information returns may also be made available to the tax authorities in the country in which a Non-U.S. Holder resides under the provisions of an applicable income tax treaty. Prospective Non-U.S. Holders should consult their tax advisors concerning the application of information reporting and backup withholding rules.

          Treatment of Notes for United States Federal Estate Tax Purposes.    A Note held, or beneficially held, by an individual who is not a citizen or resident of the U.S. (as determined for U.S. federal estate tax purposes) at the time of his or her death will not be includable in the individual's gross estate for U.S. federal estate tax purposes, provided that (i) the Non-U.S. Holder does not at the time of death actually or constructively own 10% or more of the combined voting power of all classes of our stock entitled to vote and (ii) at the time of death, payments with respect to such Note would not have been effectively connected with the conduct by such holder of a trade or business in the U.S. In addition, under the terms of an applicable estate tax treaty, U.S. federal estate tax may not apply with respect to a Note.

          Recently Enacted Legislation Applicable to U.S. and Non-U.S. Holders.    Recently enacted legislation regarding foreign account tax compliance, effective for payments made after December 31, 2012, generally imposes a withholding tax of 30% on interest and gross proceeds from the disposition of certain debt instruments paid to certain foreign entities unless various information reporting and certain other requirements are satisfied. Although the withholding tax does not apply to debt instruments outstanding as of March 18, 2012 (and will not apply to the Notes unless, after such date, there is a "material modification" of the Notes within the meaning of IRS Notice 2010-60 (08/27/2010), additional IRS guidance or future U.S. Treasury Regulations issued under Sections 1471-1474 of the Code for U.S. federal income tax purposes), certain account information with respect to U.S. Holders who hold the Notes through certain foreign financial institutions may nonetheless be reportable to the IRS in years beginning after December 31, 2012. Additionally, under the recently enacted legislation, individuals that own "specified foreign financial assets" with an aggregate value in excess of $50,000 in taxable years beginning after March 18, 2010 will generally be required to file an information report with respect to such assets with their tax returns. "Specified foreign financial assets" include any financial accounts maintained by foreign financial institutions including, but not limited to, any custodial account maintained by such financial institution. Investors should consult with their own tax advisors regarding the possible implications of this recently enacted legislation on their investment in the Notes.

UNDERWRITING

          Subject to the terms and conditions of an underwriting agreement (the "Underwriting Agreement"), we have agreed to sell to each of the underwriters named below (the "Underwriters"), for whom Wells Fargo Securities, LLC is acting as representative (the "Representative"), and each of the Underwriters has severally agreed to purchase from us the principal amount of the Notes set forth opposite its name below:

Underwriters	Amount of Notes
Wells Fargo Securities, LLC	$
SL Hare Capital, Inc.

$

          The Underwriting Agreement provides that the obligations of the several Underwriters to purchase the Notes offered hereby are subject to, among other things, the approval of certain legal matters by their counsel and certain other conditions. In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Notes offered hereby, if any of the Notes are purchased.

          The Underwriters propose to offer the Notes directly to the public at the public offering price set forth on the cover page of this prospectus supplement and may offer them to certain securities dealers at such price less a concession not in excess of         % of the principal amount per Note. The Underwriters may allow, and such dealers may reallow, a concession not in excess of         % of the principal amount per Note to other dealers. After the initial public offering, the offering price and other selling terms may from time to time be varied by the Underwriters.

          We estimate that our expenses associated with the offer and sale of the Notes, excluding the underwriting discount, will be approximately $280,000.

          The Notes are a new issue of securities with no established trading market. The Notes will not be listed on any securities exchange or on any automated dealer quotation system. The Underwriters may make a market in the Notes after completion of the offering, but will not be obligated to do so and may discontinue any market-making activities at any time without notice. No assurance can be given as to the liquidity of the trading market for the Notes or that an active public market for the Notes will develop. If an active public trading market for the Notes does not develop, the market price and liquidity of the Notes may be adversely affected.

          In order to facilitate the offering of the Notes, the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Notes. Specifically, the Underwriters may over-allot in connection with the offering, creating short positions in the Notes for their own accounts. In addition, to cover over-allotments or to stabilize the price of the Notes, the Underwriters may bid for, and purchase, the Notes in the open market. The Underwriters may reclaim selling concessions allowed to an Underwriter or dealer for distributing the Notes in the offering, if the Underwriters repurchase previously distributed the Notes in transactions to cover short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Notes above independent market levels. The Underwriters are not required to engage in these activities, and may end any of these activities at any time without notice.

          In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

          Neither the Company nor any Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither the Company nor any Underwriter makes any representation that the Underwriters will engage in such transactions or that such transactions once commenced will not be discontinued without notice.

          The Company has agreed with the Underwriters that, during the period 15 days from the date of the Underwriting Agreement, it will not, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any Notes or any security convertible into or exchangeable into or exercisable for the Notes or any debt securities substantially similar to the Notes (except for the Notes issued pursuant to the Underwriting Agreement), without the prior written consent of the Representative.

          We have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

          Certain of the Underwriters and their affiliates have engaged and may in the future engage in transactions with, and, from time to time, have performed and may perform investment banking and/or commercial banking services for, us and certain of our affiliates in the ordinary course of business, for which they have received and will receive customary compensation.

Conflict of Interest

          An affiliate of Wells Fargo Securities, LLC ("Wells Fargo"), an underwriter of this offering, is the administrative agent, lead arranger and lender under the Amended and Restated Credit Agreement of AWR dated June 3, 2005 and we have obtained letters of credit from this affiliate under the terms of this Agreement. As described in "Use of Proceeds," some of the net proceeds of this offering may be used to reduce outstanding loans to AWR. Because more than 5% of the net proceeds of this offering may be received by its affiliate, Wells Fargo is deemed to have a conflict of interest within the meaning of Rule 5121 of the Financial Industry Regulatory Authority, Inc. ("FINRA") and this offering is being conducted in accordance with FINRA Rule 5121. Wells Fargo will not confirm sales to an account over which it exercises discretionary authority without the prior specific written approval from the account holder.

EXPERTS

          The financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2010 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

          Winston & Strawn, LLP, Los Angeles, California will pass on the validity of the Notes offered by this prospectus supplement. Certain legal matters will be passed upon for the Underwriters by Dewey & LeBoeuf LLP, New York, New York.

Prospectus

GOLDEN STATE WATER COMPANY

$100,000,000

DEBT SECURITIES

             We may from time to time offer the debt securities described in this prospectus. This prospectus provides you with a general description of the debt securities we may offer. We will provide you with the specific terms of each offering in supplements to this prospectus. We may also supplement, update or amend information contained in this prospectus.

             The debt securities we may offer will be a new issue with no established trading market. If we decide to seek listing of any of these debt securities upon issuance, we will disclose the exchange, quotation system or market on which these debt securities will be listed in a prospectus supplement.

             We may sell debt securities directly to you or through underwriters, dealers or agents. The names of any underwriters, dealers or agents involved in the sale of any debt securities and the specific manner in which they may be offered will be set forth in the prospectus supplement covering the sale of those debt securities.

             Investing in our securities involves risks. Before buying any debt securities, you should carefully read the discussion of material risks involved in investing in our securities under the heading "Risk Factors" beginning on page 1.

             Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

             This prospectus is not an offer to sell our debt securities and we are not soliciting an offer to buy our debt securities in any jurisdiction where the offer or sale is not permitted.

The date of this prospectus is February 17, 2009

             You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement accompanying this prospectus. No dealer, salesperson or other person is authorized to give information that is different. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus or in any prospectus supplement is correct only as of the date on the front of those documents, regardless of the time of the delivery of this prospectus or any prospectus supplement or any sale of these securities.

i

ABOUT THIS PROSPECTUS

             This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using the shelf registration process. Under this process, we may sell up to $100,000,000 of the securities described in this prospectus in one or more offerings over the next several years.

             This prospectus provides you with a general description of the debt securities we may offer. Each time we sell debt securities, we will provide you with a supplement to this prospectus that will describe the specific amounts, prices and terms of the debt securities for that offering. The prospectus supplement may also add, update or change information contained in this prospectus. Although we will try to include all information that we believe may be material to investors, certain details that may be important to you may have been excluded. To see more detail, you should read the exhibits filed by us with the registration statement or other SEC filings.

             We also periodically file with the SEC documents that include information about our financial statements and our company, including information on matters that might affect our future financial results. Directions on how you may get our documents are provided on page 18. It is important for you to read these documents, this prospectus and the applicable prospectus supplement before you invest.

OUR COMPANY

             We provide water service to more than 75 communities and 10 counties in California and electric service in the City of Big Bear Lake and surrounding communities in San Bernardino County, California. We are subject to regulation by the California Public Utilities Commission or CPUC.

             Our principal executive office is located at 630 East Foothill Blvd., San Dimas, California 91773 and our telephone number is 909-394-3600.

RISK FACTORS

             You should carefully read the risks described below, other information in this prospectus and in documents we incorporate by reference in order to understand certain of the risks of our business.

              Our business is heavily regulated and, as a result, decisions by regulatory agencies and changes in laws and regulations can significantly affect our business

             Our revenues depend substantially on the rates and fees we charge our customers and the ability to recover our costs on a timely basis, including the ability to recover the costs of purchased water, groundwater assessments, electric power, natural gas, chemicals, water treatment, security at water facilities and preventative maintenance and emergency repairs. Any delays by the CPUC in granting rate relief to cover increased operating and capital costs may adversely affect our financial performance. We may file for interim rates in situations where there may be delays in granting final rate relief. If the CPUC approves lower rates, the CPUC will require us to refund to customers the difference between the interim rates and the rates approved by the CPUC.

             Regulatory decisions may also impact prospective revenues and earnings, affect the timing of the recognition of revenues and expenses and may overturn past decisions used in determining our revenues and expenses. Management continually evaluates the anticipated recovery of regulatory assets, liabilities, and revenues subject to refund and provides for allowances and/or reserves as deemed necessary. In the event that our assessment of the probability of recovery through the ratemaking process is incorrect, we will adjust the associated regulatory asset or liability to reflect the change in our assessment or any regulatory disallowances. A change in our evaluation of the probability of recovery of regulatory assets or a regulatory disallowance of all or a portion of our costs could have a material adverse effect on our financial results.

             We are also in some cases required to estimate future expenses and in others, we are required to incur the expense before recovering costs. As a result, our revenues and earnings may fluctuate depending on the accuracy of our estimates, timing of our investments or expenses or other factors. If expenses increase significantly over a short period of time, we may experience delays in recovery of these expenses, the inability to recover carrying costs for these expenses and increased risks of regulatory disallowances or write-offs.

             The CPUC and other regulatory agencies may also change their rules and policies which may adversely affect our profitability and cash flows.

             We may also be subject to fines or penalties if a regulatory agency determines that we have failed to comply with laws, regulations or orders applicable to our business, unless we appeal this determination or our appeal of an adverse determination is denied.

              Our earnings are greatly affected by weather during different seasons

             The demand for water and electricity varies by season. Therefore, the results of operations for one period may not indicate results to be expected in another period. For instance, most water consumption occurs during the third quarter of each year when weather tends to be hot and dry. During this period, revenues and profitability are usually higher than in other quarters. Drought or unusually wet conditions may also adversely impact our revenues and profitability. During a drought, we may experience both lower revenue due to consumer conservation efforts and higher water and operating costs due to supply shortages. During unusually wet weather, our customers generally use less water. In November 2008, we implemented a new conservation rate design which should help mitigate fluctuations in revenues and earnings due to changes in water consumption.

             The demand for electricity in our electric customer service area is greatly affected by winter snows. An increase in winter snows reduces the use of snowmaking machines at ski resorts in the Big Bear area and, as a result, reduces our electric revenues. Likewise, unseasonably warm weather during a skiing season may result in temperatures too high for snowmaking conditions, which also reduces our electric revenues.

              Our liquidity and earnings may be adversely affected by changes in water supply costs

             We obtain our water supplies from a variety of sources. For example, water is pumped from aquifers within our service areas to meet a portion of the demands of our customers. When water produced from wells is insufficient to meet customer demand or when such production is interrupted, we have purchased water from other suppliers. As a result, our cost of providing, distributing and treating water for our customers' use can vary significantly. Furthermore, imported water wholesalers, such as the Metropolitan Water District of Southern California, or MWD, may not always have an adequate supply of water to sell to us.

             We have established water supply cost balancing accounts for expenses of purchased water, purchased power and groundwater related pump taxes for our water service areas. Even under the water supply cost balancing account procedures, changes in water supply costs, such as those that occur due to changes in supply mix (purchased water volume vs. pumped water, for instance) compared to the authorized amount historically directly affected our earnings. In November 2008, we implemented a modified balancing account that permits us to reflect changes in all water supply costs, including those due to changes in water supply mix, in the balancing account.

              Our liquidity and earnings could be adversely affected by increases in maintenance costs due to our aging infrastructure

             Some of our systems are more than 50 years old. We are experiencing a high number of leaks, water quality and mechanical problems in some of these systems. In addition, well and pump maintenance expenses continue to increase due to rising labor and material costs and more stringent water discharge requirements. These costs can and do increase unexpectedly and in substantial amounts.

             We include increases in maintenance costs in each general rate case for possible recovery. However, we estimate the amount of expenses expected to be incurred during future years. We may not recover overages from those estimates in rates, which may adversely affect our financial condition, results of operations, cash flow and liquidity.

              Our liquidity and earnings may be adversely affected by our conservation efforts

             Conservation by all customer classes is a top priority. However, customer conservation can result in lower volumes of water sold. We are also experiencing a decline in per residential customer water usage due to the use of more efficient household fixtures and appliances by residential consumers and a decline in household sizes.

             We are heavily dependent upon revenue generated from rates charged to our residential customers for the volume of water used. The rates we charge for water are regulated by the CPUC and may not be unilaterally adjusted to reflect changes in demand. Declining usage also negatively impacts our long-term operating revenues if we are unable to secure rate increases or if growth in the residential customer base does not occur to the extent necessary to offset the per customer residential usage decline. In November 2008, we implemented a water revenue adjustment mechanism which decouples sales in order to reduce the adverse impacts of our customers' conservation efforts.

              Our operating costs have increased and are expected to continue to increase as a result of groundwater contamination

             Our operations are impacted by groundwater contamination in certain service territories. We have taken a number of steps to address contamination, including the removal of wells from service, decreasing the amount of groundwater pumped from wells in order to slow the movement of plumes of contaminated water, constructing water treatment facilities and securing alternative sources of supply from other areas not affected by the contamination.

             In some cases, potentially responsible parties have reimbursed us for our costs. In other cases, we have taken legal action against parties believed to be potentially responsible for the contamination. To date, the CPUC has permitted us to establish memorandum accounts in California for potential recovery of these types of costs. As a result, our memorandum and water supply balancing accounts are high by historical standards. We can give no assurance regarding the outcome of litigation arising out of contamination or our ability to recover these costs in the future.

             Persons who are potentially responsible for causing the contamination of groundwater supplies have also been increasingly asserting claims against water distributors on a variety of theories and have thus far brought the water distributors (including us) within the class of potentially responsible parties in federal court actions pending in Los Angeles County. This increases the costs and risks of seeking recovery of these costs. Management believes that rate recovery, proper insurance coverage and reserves are in place to appropriately manage these types of claims. However, such claims, if ultimately resolved unfavorably to us, could, in the aggregate, have a material adverse effect on our results of operations and financial condition.

              Our costs involved in maintaining water quality and complying with environmental regulation have increased and are expected to continue to increase

             Our capital and operating costs have increased substantially as a result of increases in environmental regulation arising from improved detection technology and increases in the cost of disposing of residuals from our water treatment plants, upgrading and building new water treatment plants, monitoring compliance activities and removing our wells from service when necessary to address contamination issues. We may be able to recover these costs through the ratemaking process. In certain circumstances, costs may be recoverable from parties responsible or potentially responsible for contamination, either voluntarily or through specific court action.

             We may also incur significant costs in connection with seeking to recover costs due to contamination of water supplies. Our ability to recover these types of costs depends upon a variety of factors, including approval of rate increases, the willingness of potentially responsible parties to settle litigation and otherwise address the contamination and the extent and magnitude of the contamination. We can give no assurance regarding the adequacy of any such recovery to offset the costs associated with the contamination or the cost of recovery of these costs.

              The adequacy of our water supplies depends upon a variety of uncontrollable factors

             The adequacy of our water supplies varies from year to year depending upon a variety of factors, including:

  •
  Rainfall, runoff, flood control and availability of reservoir storage

  •
  Availability of Colorado River water and imported water from northern California

  •
  The amount of useable water stored in reservoirs and groundwater basins

  •
  The amount of water used by our customers and others

  •
  Water quality

  •
  Legal limitations on production, diversion, storage, conveyance and use

             Population growth and increases in the amount of water used have caused increased stress on surface water supplies and groundwater basins. The importation of water from the Colorado River, one of our important sources of supply has decreased due to implementation of the California 4.4 Plan which limits the amount of water that the MWD is entitled to take from the Colorado River. In addition, new court-ordered pumping restrictions on water obtained from the Sacramento-San Joaquin Delta are expected to decrease the amount of water MWD is able to import from northern California. We are cooperating with MWD to secure additional supplies from conservation, desalination and water exchanges with agricultural water users, but it is not known to what extent these efforts will be successful and sustainable.

             Water shortages may:

  •
  adversely affect our supply mix, for instance, causing more reliance upon more expensive water sources

  •
  adversely affect our operating costs, for instance, by increasing the cost of producing water from more highly contaminated aquifers

  •
  result in an increase in our capital expenditures, for example by requiring the construction of pipelines to connect to alternative sources of supply, new wells to replace those that are no longer in service or are otherwise inadequate to meet the needs of our customers, and reservoirs and other facilities to conserve or reclaim water

  •
  adversely affect the volume of water sold as a result of mandatory or voluntary conservation efforts by customers

             We may be able to recover increased operating and capital costs through the ratemaking process. We implemented a modified supply cost balancing account to track and recover costs from our supply mix changes, as authorized by the CPUC in November 2008. We may also recover costs from certain third parties that may be responsible, or potentially responsible, for groundwater contamination.

              Our liquidity, and in certain circumstances, earnings, may be adversely affected by increases in electricity and natural gas prices in California

             We purchase most of our electric energy sold to customers in our electric customer service area from others under purchased power contracts. In addition to purchased power contracts, we purchase additional energy from the spot market to meet peak demand. We may sell surplus power to the spot market during times of reduced energy demand. We also operate a natural gas-fueled 8.4 megawatt generator in our electric service area.

             During the energy crisis in late 2000 and 2001, we incurred approximately $23.1 million of additional energy purchase costs that were not covered in rates. The CPUC authorized a surcharge of 2.2¢ per kilowatt hour from our customers through August 2011 to recover this under-collected balance. Based on projected electricity sales, we expect to recover all of this under-collected balance. In addition, the CPUC authorized recovery of energy purchase costs from customers, up to an annual weighted average cost of $77 per MWh each year through August 2011. We are required to write-off costs in excess of this cap. As a result, we are at risk for increases in spot market prices of electricity purchased and for decreases in spot market prices for electricity sold.

             Unexpected generator downtime or a failure to perform by any of the counterparties to our electric and natural gas purchase contracts could further increase our exposure to fluctuating natural gas and electric prices.

             Changes in electricity prices also affect the unrealized gains and losses on our block forward purchased power contracts that qualify as derivative instruments as we adjust the asset or liability on these contracts to reflect the fair market value of the contracts at the end of each month. These unrealized gains and losses are reflected in earnings. Our only derivative contracts expired on December 31, 2008.

             We have filed an application with the CPUC to review our new purchased power contracts, effective after December 31, 2008, and intend to seek the CPUC's authorization of a memorandum account to track the changes in the fair market value of the contracts resulting in unrealized gains and losses. If this application is approved, unrealized gains and losses on the new purchased power contracts will not impact earnings.

              Our business requires significant capital expenditures

             The utility business is capital intensive. On an annual basis, we spend significant sums of money for additions to, or replacement of, our property, plant and equipment.

             We obtain funds for these capital projects from operations, contributions by developers and others and advances from developers (which are repaid over a period of time at no interest). We also periodically borrow money from third parties or our parent or issue equity to our parent for these purposes. Our ability to obtain funds from our parent is dependent upon the ability of our parent to issue debt or equity to third parties. Our parent also has access to a revolving credit facility which may be used, in part, to provide funds to us. We cannot provide assurance that these sources will continue to be adequate or that the cost of funds will remain at levels permitting us to earn a reasonable rate of return.

              Our failure to comply with the restrictive covenants in our long-term debt agreements and credit facility could trigger prepayment obligations

             Our failure to comply with the restrictive covenants under our long-term debt agreements could result in an event of default, which, if not cured or waived, could result in us being required to repay or refinance (on less favorable terms) these borrowings before their due dates. If we are forced to repay or refinance (on less favorable terms) these borrowings, our results of operations and financial condition could be adversely affected by increased cost and rates.

              We may be adversely impacted by the 2008 financial crisis

             Due to recent capital market events, there has been a decline in the fair value of the assets in our pension and post-retirement benefit plans since December 31, 2007. This decline in market value may increase our pension and post-retirement benefit plan expenses in 2009 to the extent that this decline in market value continues or is not reversed and is not offset by changes in the discount rate. If market conditions do not improve, we may also need to increase our cash contributions to these plans in 2009.

             We obtain funds from external sources to finance our operations. Access to external financing on reasonable terms depends, in part, on conditions in the debt and equity markets. When business and market conditions deteriorate to the extent that we no longer have access to the capital markets on reasonable terms, we may obtain funds from our parent. Our ability to obtain funds from our parent is dependent upon the ability of our parent to access the capital markets by issuing debt or equity to third parties or obtaining funds from its revolving credit facility. If the current financial turmoil continues for an extended period of time, it may become necessary for us to seek funds on unattractive terms.

             We are unable to predict at this time how we may otherwise be impacted by the 2008 financial crisis.

              Our assets are subject to condemnation

             Municipalities and other government subdivisions may, in certain circumstances, seek to acquire certain of our assets through eminent domain proceedings. It is generally our practice to contest these proceedings which may be costly and may divert the attention of management from the operation of our business. If a municipality or other government subdivision succeeds in acquiring our assets, there is a risk that we will not receive adequate compensation for the assets acquired or be able to recover all charges associated with divesting these assets.

              Our operations are geographically concentrated in southern California

             Our operations are concentrated in southern California. All of our other assets are located in California. As a result, our financial results are largely subject to weather, political, water supply, labor, utility cost, regulatory and other economic risks affecting California.

              We operate in areas subject to natural disasters or that may be the target of terrorist activities

             We operate in areas that are prone to earthquakes, fires, mudslides and other natural disasters. While we maintain insurance policies to help reduce our financial exposure, a significant seismic event in southern California, where our operations are concentrated, or other natural disaster in California could adversely impact our ability to deliver water and adversely affect our costs of operations. The CPUC has historically allowed utilities to establish a catastrophic event memorandum account as a possible mechanism to recover these costs.

             Terrorists could seek to disrupt service to our customers by targeting our assets. We have invested in additional security for facilities throughout our service areas to mitigate the risks of terrorist activities.

CAUTIONARY NOTE ABOUT FORWARD-LOOKING STATEMENTS

             This prospectus, any prospectus supplement, and the documents incorporated herein and therein are forward-looking statements intended to qualify for the "safe harbor" from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding our goals, beliefs, plans or current expectations, taking into account the information currently available to management. Forward-looking statements are not statements of historical facts. For example, when we use words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "may" and other words that convey uncertainty of future events or outcome, we are making forward-looking statements. Such statements address future events and conditions concerning such matters as our ability to raise capital, capital expenditures, earnings, litigation, rates, water sales, water quality and other regulatory matters, adequacy of water supplies, our ability to recover electric, natural gas and water supply costs from ratepayers, liquidity and capital resources and accounting matters. We caution you that any forward-looking statements made by us are not guarantees of future performance and that actual results may differ materially from those in our forward-looking statements as a result of factors such as changes in utility regulation; recovery of regulatory assets not yet included in rates; future economic conditions which affect changes in customer demand and changes in water and energy supply costs and changes in pension and post-retirement benefit plan costs; future climatic conditions; delays in customer payments; potential assessments for failure to meet interim targets for the purchase of renewable energy; and legislative, regulatory and legal proceedings and other circumstances affecting anticipated revenues and costs. Please consider our forward-looking statements in light of those risks as you read this prospectus, any prospectus supplement and the documents incorporated by reference herein or therein.

             Additional risks relating to our business, the industries in which we operate or any securities we may offer and sell under this prospectus may be described from time to time in our filings with the Securities and Exchange Commission.

             Except as required by the federal securities laws, we do not intend, and undertake no obligation, to update our forward-looking statements to reflect new information, future events or circumstances.

USE OF PROCEEDS

             Unless otherwise stated in the applicable prospectus supplement, we will use the net proceeds from the sale of these debt securities for general corporate purposes. General corporate purposes include funding capital expenditures and purchasing and maintaining plant and equipment. We may temporarily invest the proceeds in short-term securities or use the proceeds to reduce our borrowings. We may also use the proceeds to fund acquisitions of businesses.

 RATIO OF EARNINGS TO FIXED CHARGES

             Our ratios of earnings to fixed charges for the periods indicated were:

	For the year ended December 31,
	2003	2004	2005	2006	2007

Ratio of earnings to fixed charges(1)	2.25	3.03	4.58	2.97	3.24

(1)
Fixed charges consist of interest expense, including amortization of debt issuance costs and one-third of rental expense under operating leases representing an approximate interest factor.

             Our ratio of earnings to fixed charges for the nine months ended September 30, 2008 was 3.25. We do not have any preferred securities outstanding.

DESCRIPTION OF DEBT SECURITIES

             We will issue debt securities under an indenture filed with the SEC as an exhibit to our registration statement. The indenture may be amended or supplemented from time to time. We will file any amendments or supplements to the indenture or any securities resolution which amends or supplements the indenture with the SEC. The indenture will be qualified under the Trust Indenture Act of 1939.

             The following summary of the terms of the indenture is not complete and you should carefully review the indenture and any supplemental indenture or securities resolution we may file with the SEC in a particular offering.

General

             We will issue debt securities in one or more series from time to time. The indenture does not limit the principal amount of debt securities that we may issue. The specific terms of the debt securities will be included in a supplemental indenture or securities resolution and described in a prospectus supplement. Some of the terms that may be included are:

  •
  title and amount of securities,

  •
  maturity date,

  •
  redemption, which may be mandatory or at our option or the option of the holders,

  •
  right to defease the debt securities,

  •
  sale at a discount; debt securities sold at a discount may bear no interest or interest at a rate below the market rate at the time of issuance,

  •
  interest rates that may be fixed or variable,

  •
  procedures for the auction or remarketing of securities,

  •
  currency in which securities will be issued,

  •
  listing of the debt securities on a national securities exchange, and

  •
  any changes to or additional events of default or covenants.

             Unless otherwise specified in the prospectus supplement, we will issue the debt securities only as fully registered global debt securities.

Status of Debt Securities

             Our debt securities will be unsecured and unsubordinated and will rank on a parity with all of our other unsecured and unsubordinated indebtedness.

Payment and Transfer

             We will pay amounts due on the debt securities at the place or places designated by us for such purposes. We may, at our option, pay by check mailed to the person in whose name your debt securities are registered at the close of business on the day or days specified by us.

             If debt securities are registered in your name, you may transfer debt securities at the office of the trustee or at any other office or agency maintained by us for such purposes, without the payment of any service charge, except for any tax or governmental charge.

Absence of Restrictive Covenants

             Unless otherwise indicated in the applicable prospectus supplement, we are not:

  •
  restricted by the indenture from paying dividends or from incurring, assuming or becoming liable for any type of debt or other obligations, including obligations secured by our property,

  •
  required to maintain any financial ratios or specified levels of net worth or liquidity, and

  •
  providing you any special protection in the event of a highly leveraged transaction.

Successor Corporation

             The indenture allows us:

  •
  to consolidate or merge with or into any other person, or

  •
  any other person to merge into us, or

  •
  our company to transfer all or substantially all of our assets to another person,

if, in each case, the following conditions are satisfied:

  •
  the surviving company

  •
  is a person organized and existing under the laws of the United States or a state, or

  •
  assumes, by supplemental indenture, all of our obligations under the debt securities and the indenture, and

  •
  immediately after the merger, consolidation or transfer, there is no default under the indenture.

             We will be relieved from our obligations on the debt securities and under the indenture if these conditions are satisfied.

             Subject to certain limitations in the indenture, the trustee may rely on an officer's certificate and an opinion of counsel from us as conclusive evidence that any consolidation, merger or transfer, and any related assumption of our obligations, complies with the indenture.

Events of Default

             Unless otherwise indicated in the applicable prospectus supplement, the term "event of default", when used in the indenture, means any of the following:

  •
  if we fail to pay any installment of interest when due if our failure continues for a period of 60 days,

  •
  if we fail to pay principal when due if our failure continues for three business days,

  •
  if we fail to deposit any sinking fund payment when due if our failure continues for three business days,

  •
  if we fail to perform for 90 days after notice any of our other agreements applicable to the debt securities of a series,

  •
  if certain events in bankruptcy, insolvency or reorganization occur, or

  •
  if any other event of default provided in the terms of the debt securities of the series occurs.

             Unless otherwise provided in the applicable prospectus supplement, the indenture does not have a cross-default provision. Thus, a default by us on any other debt would not constitute an event of default. A default on any series of debt securities does not necessarily constitute a default on any other series. The trustee may withhold notice to you of a default for such series (except for payment defaults) if the trustee considers the withholding of notice in your best interests.

             If an event of default for any series of debt securities has occurred and is continuing, the trustee or the holders of not less than one-third in aggregate principal amount of the debt securities of such series may send a notice declaring the entire principal amount (or in the case of discounted debt securities, such portion as may be described in the applicable prospectus supplement) of all the debt securities of such series to be due and payable immediately. The trustee is required to notify you of any such event that would become a default if the trustee has actual knowledge of the event. Subject to certain conditions, the holders of not less than a majority in aggregate principal amount of the debt securities of such series may annul any declaration and rescind its consequences, except for failure to pay interest or principal, to make any deposit in a sinking fund or any other event of default which may not be waived without the consent of all security holders affected by the default.

             We must file a certificate annually with the trustee regarding our compliance with the indenture.

             The trustee may require a reasonable indemnity from you before it enforces the indenture or the debt securities of any series. Subject to these provisions for indemnification, the holders of a majority in principal amount of the debt securities of any series may direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee, for the debt securities of such series.

Modification of Indenture

             Unless otherwise indicated in the applicable prospectus supplement, the holders of not less than a majority in aggregate principal amount of all outstanding debt securities, voting together as a single class, may, with certain exceptions described below, modify the indenture. We may not, however, modify any terms relating to the amount or timing of payments or reduce the percentage of holders required to approve modifications to the indenture without your consent.

             We may modify the indenture without your consent to:

  •
  create a new series of debt securities and establish its terms,

  •
  cure ambiguities or fix omissions,

  •
  comply with the provisions of the indenture regarding successor corporations, or

  •
  make any change that does not materially adversely affect your rights as a holder of debt securities.

             Unless otherwise provided in the applicable prospectus supplement or prohibited by the indenture, we may also amend the indenture with the written consent of a majority in principal amount of the debt securities of all series affected by the amendment voting together as a single class.

             We are prohibited from amending the indenture without the consent of all holders of debt securities to:

  •
  reduce the amount of debt securities whose holders must consent to an amendment,

  •
  reduce the amount of interest or change the time for payment of interest,

  •
  change the amount or times for sinking fund or principal payments, or

  •
  make any change in the rights of security holders with respect to waiver of defaults or making amendments or modifications to the indenture.

Defeasance

             Unless otherwise provided in the applicable prospectus supplement, we may either:

  •
  terminate as to a series all of our obligations (except for our obligation to pay all amounts due on the debt securities in accordance with their terms and certain other obligations with respect to such matters as the transfer of a debt security and the replacement of destroyed, lost or stolen debt securities), or

  •
  terminate as to a series our obligations, if any, with respect to the debt securities of such series under the covenants, if any, applicable to such series as described in the prospectus supplement.

             We may exercise either defeasance option notwithstanding our prior exercise of the other defeasance option. If we terminate all of our obligations, a series may not be accelerated because of an event of default. If we terminate our covenants, a series may not be accelerated by reference to the covenants described in the applicable prospectus supplement.

             To exercise either defeasance option as to a series of debt securities, we must deposit in trust with the trustee money or U.S. government obligations sufficient to make all payments on the debt securities of the series being defeased to redemption or maturity. We must also comply with certain other conditions. In particular, we must obtain an opinion of tax counsel that the defeasance will not result in recognition of any gain or loss to you for Federal income tax purposes.

Regarding the Trustee

             Unless otherwise indicated in the applicable prospectus supplement, The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as successor to JPMorgan Chase Bank, National Association (formerly Chemical Trust Company of California, then Chase Manhattan Bank and Trust Company, National Association, and then J.P. Morgan Trust Company, National Association) will act as trustee, registrar, transfer and paying agent for the debt securities. We may remove the trustee with or without cause if we notify the trustee 30 days in advance and if no default occurs or is continuing during the 30-day period. In addition, the holders of a majority of the principal amount of the outstanding debt securities may remove the trustee by notifying the trustee and appointing a successor trustee with our consent.

             In certain circumstances, the trustee may not enforce its rights as one of our creditors. The trustee may, however, engage in certain other transactions. If it acquires any conflicting interest as a result of any of these transactions and there is a default under the debt securities, the trustee must eliminate the conflict of interest or resign.

             The trustee also acts as trustee under an indenture between American States Water Company or AWR and the trustee, dated December 1, 1998, under which certain debt securities of AWR may be issued and outstanding at the same time that debt securities may be issued and outstanding under the indenture. Under the indenture, the trustee is authorized to continue acting as trustee under the AWR indenture with respect to such AWR debt securities while also acting as trustee with respect to the debt securities. So long as a successor trustee has been appointed, the indenture further authorizes the trustee to resign from either or both of its appointments as trustee hereunder and as trustee under

AWR's indenture in the event that the trustee determines in good faith that its performance hereunder or under AWR's indenture subjects the trustee to a conflict of interest.

Governing Law

             The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of California.

GLOBAL SECURITIES

             We will issue the debt securities initially in book-entry form and they will be represented by one or more global notes or global securities, or collectively, the global securities. We will deposit the global securities with, or on behalf of, The Depository Trust Company or DTC, New York, New York, as depositary. The global securities will be issued as fully-registered securities registered in the name of Cede & Co., DTC's partnership nominee, or such other name as may be requested by an authorized representative of DTC. One fully-registered global security certificate will be issued for each issue of the debt securities, each in the aggregate principal amount of such issue, and will be deposited with DTC. Unless and until it is exchanged for individual certificates evidencing the debt securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

             DTC has advised us that it is:

  •
  the world's largest securities depository;

  •
  a limited-purpose trust company organized under the New York Banking Law;

  •
  a "banking organization" within the meaning of the New York Banking Law;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

  •
  a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

             DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments from over 100 countries that DTC's participants, or direct participants, deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between direct participants' accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly, or indirect participants. The DTC Rules applicable to its participants are on file with the SEC.

             Purchases of the debt securities under the DTC system must be made by or through direct participants, which will receive a credit for such interests on DTC's records. The ownership interest of each actual purchaser of interest in the debt securities, or beneficial owner, is in turn to be recorded on the direct and indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.

             To facilitate subsequent transfers, all debt securities deposited by direct participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the debt securities; DTC's records reflect only the identity of the direct participants to whose accounts such debt securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

             Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

             Redemption notices shall be sent to DTC. If less than all of the debt securities within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

             Neither DTC nor Cede & Co., nor such other DTC nominee, will consent or vote with respect to the debt securities unless authorized by a direct participant in accordance with DTC's procedures. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the interests in the debt securities are credited on the record date (identified in a listing attached to the omnibus proxy).

             So long as the debt securities are in book-entry form, redemption proceeds and distributions on the debt securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit direct participants' accounts upon DTC's receipt of funds and corresponding detail information from us or the applicable agent on payable date in accordance with their respective holdings shown on DTC's records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with debt securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participant and not of DTC, the agent, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds and distributions to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is our responsibility or the applicable agent's, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

             We will maintain an office or agency in the Borough of Manhattan, the City of New York, New York, where notices and demands in respect of the debt securities and the indenture may be delivered to us and where certificated debt securities may be surrendered for payment, registration of transfer or exchange. That office or agency will initially be the office of an affiliate of the trustee, which is currently located at The Bank of New York Mellon, 101 Barclay Street, New York, New York 10286, Attention: Corporate Trust Administration.

             If the debt securities provide for optional or mandatory purchase, a beneficial owner shall give notice to elect to have its debt securities purchased or tendered, through its participant, to the tender/remarketing agent specified in the applicable prospectus supplement and shall effect delivery of such debt securities by causing the direct participant to transfer the participant's interest in the debt securities, on DTC's records, to the tender/remarketing agent. The requirement for physical delivery of debt securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the debt securities are transferred by direct participants on DTC's records and followed by a book-entry credit of tendered securities to the tender/remarketing agent's DTC account.

             Except under the limited circumstances described below, purchasers of debt securities will not be entitled to have debt securities registered in their names and will not receive physical delivery of debt securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the debt securities, the indenture or the certificate of determination, as applicable.

             The laws of certain jurisdictions may require that some purchasers of the debt securities take physical delivery of the debt securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in the debt securities.

             DTC may discontinue providing its services as depository with respect to the debt securities at any time by giving reasonable notice to us or the applicable agent. Under such circumstances, in the event that a successor securities depository is not obtained, securities certificates are required to be printed and delivered. We may also decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, securities certificates will be printed and delivered to DTC in the name or names that the depositary directs.

             The information in this section and elsewhere in this prospectus concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

 PLAN OF DISTRIBUTION

             We may sell the securities covered by this prospectus from time to time. Registration of the securities covered by this prospectus does not mean, however, that those securities will necessarily be offered or sold.

             We may sell the debt securities:

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  to or through one or more underwriters or dealers;

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  in short or long transactions;

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  directly to investors; or

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  through agents.

             We may sell the debt securities from time to time:

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  in privately negotiated transactions;

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  in one or more transactions at a fixed price or prices, which may be changed from time to time;

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  in "at the market offerings," within the meaning of Rule 415(a)(4) of the Securities Act of 1933, to or through a market maker or into an existing trading market, on an exchange or otherwise;

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  at prices related to such prevailing market prices; or

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  at negotiated prices.

             We, and our underwriters, dealers or agents, reserve the right to accept or reject all or part of any proposed purchase of the debt securities. We will set forth in a prospectus supplement the terms of the offering of debt securities, including:

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  the names of any underwriters, dealers or agents;

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  any agency fees or underwriting discounts or commissions and other items constituting agents' or underwriters' compensation;

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  any discounts or concessions allowed or reallowed or paid to dealers;

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  details regarding over-allotment options under which underwriters may purchase additional debt securities from us, if any;

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  the purchase price of the securities being offered and the proceeds we will receive from the sale;

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  the public offering price; and

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  the securities exchanges on which such debt securities may be listed, if any.

             We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions from time to time. If the applicable prospectus supplement indicates, in connection with those derivative transactions, such third parties (or affiliates of third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of third parties) may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and will be identified in an applicable prospectus supplement or a post-effective amendment.

             We may loan or pledge debt securities to a financial institution or other third party that in turn may sell the debt securities using this prospectus and an applicable prospectus supplement. Such financial institution or third party may transfer its economic short position to investors in our offered securities or in connection with a simultaneous offering of other securities offered by this prospectus.

Underwriters, Agents and Dealers

             If underwriters are used in the sale of our debt securities, the debt securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The debt securities may be either offered to the public either through underwriting syndicates represented by managing underwriters or directly by underwriters. Generally, the underwriters' obligations to purchase the debt securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the debt securities if they purchase any of the debt securities. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

             We may sell the debt securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the debt securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

             We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the debt securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

             Underwriters, dealers and agents may contract for or otherwise be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933 or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.

             We may grant underwriters who participate in the distribution of debt securities an option to purchase additional debt securities to cover over-allotments, if any, in connection with the distribution.

             Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers, as their agents in connection with the sale of debt securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act of 1933. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement will identify any such underwriter, dealer or agent and describe any compensation received by them from us. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

             Any underwriter may engage in overallotment transactions, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. "Covered" short sales are sales made in an amount not greater than the underwriters' option to purchase additional securities from us in the offering, if any. If the underwriters have an over-allotment option to purchase additional securities from us, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. "Naked" short sales are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

             Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the debt securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the debt securities at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the debt securities to the extent that it discourages resale of the debt securities. The magnitude or effect of any stabilization or other transactions is uncertain.

             Underwriters, broker-dealers or agents who may become involved in the sale of our debt securities may engage in transactions with and perform other services for us for which they receive compensation.

Direct Sales

             We may also sell debt securities directly to one or more purchasers without using underwriters or agents. In this case, no agents, underwriters or dealers would be involved. We may sell debt securities upon the exercise of rights that we may issue to our security holders. We may also sell the debt securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those debt securities.

Trading Market and Listing of Securities

             The securities offered by us may or may not be listed on a national securities exchange. It is possible that one or more underwriters may make a market in a class or series of debt securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of our securities offered.

LEGAL MATTERS

             O'Melveny & Myers LLP will pass on the validity of the securities offered by this prospectus for us. If counsel for any underwriters passes on legal matters in connection with an offering of our securities described in this prospectus, we will name that counsel in the prospectus supplement relating to that offering.

EXPERTS

             The consolidated financial statements incorporated in this Prospectus by reference to the annual report on Form 10-K for the year ended December 31, 2007 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

             We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933 with respect to the securities offered by this prospectus. This prospectus does not contain all the information set forth in the registration statement and the exhibits and schedules thereto. For further information about us and the securities, we refer you to the registration statement and to the exhibits and schedules filed with it. Statements contained in this prospectus as to the contents of any contract or other documents referred to are not necessarily complete. We refer you to those copies of contracts or other documents that have been filed as exhibits to the registration statement, and statements relating to such documents are qualified in all aspects by such reference.

             We file annual, quarterly and special reports and other information with the SEC. You may read and copy any document we file at the SEC's Public Reference Rooms at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov. You may also obtain information about us at our web-site at http://www.gswater.com. The information on our web-site does not constitute a part of this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

             To avoid repeating information in this prospectus that we have already filed with the SEC, we have incorporated by reference the filings (File No. 001-12008) listed below with respect to the information regarding Golden State Water Company. This information is considered a part of this prospectus. These documents are as follows:

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  our annual report on Form 10-K for the year ended December 31, 2007;

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  our quarterly reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008 and on Form 10-Q/A filed on December 31, 2008; and

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  our current reports on Form 8-K filed with the SEC on January 31, 2008, February 6, 2008, March 31, 2008, August 4, 2008, August 26, 2008, September 22, 2008, November 4, 2008, November 5, 2008, January 2, 2009, January 2, 2009 and January 30, 2009.

             In addition, all documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement as well as the date of this prospectus and before the termination of the offering of our securities shall be deemed incorporated by reference into this prospectus and to be a part of this prospectus from the respective dates of filing such documents with respect to the information regarding Golden State Water Company. Unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.

             You may request a copy of these filings with the SEC, at no cost, by writing or telephoning us at the following address:

Corporate Secretary Golden State Water Company 630 East Foothill Boulevard San Dimas, California 91773 (909) 394-3600

             Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus.